UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 8, 2005 (July 1, 2005)

Psychiatric Solutions, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-20488 (Commission File Number)	23-2491707 (IRS Employer Identification No.)

840 Crescent Centre Drive, Suite 460, Franklin, Tennessee 37067
(Address of Principal Executive Offices)

(615) 312-5700
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.01. Completion of Acquisition or Disposition of Assets
Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
Ex-2.1 Amended and Restated Stock Purchase Agreement
Ex-4.1 Indenture, dated as of July 6, 2005
Ex-4.3 Purchase Agreement, dated as of June 30, 2005
Ex-4.4 Exchange and Registraion Rights Agreement, dated as of July 6, 2005
Ex-10.1 Second Amended and Restated Credit Agreement, dated as of July 1, 2005
Ex-10.2 Senior Unsecured Term Loan Agreement, dated as of July 1, 2005
Ex-99.1 Press Release of Psychiatric Solutions, Inc., dated July 1, 2005

Item 1.01. Entry into a Material Definitive Agreement.

A. Second Amended and Restated Credit Agreement

     On July 1, 2005, Psychiatric Solutions, Inc. (the “Company”) and certain of its subsidiaries named as guarantors therein (the “Guarantors”) entered into a Second Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) with Citicorp North America, Inc., as term loan facility administrative agent, co-syndication agent and documentation agent (“Citicorp”), Bank of America, N.A., as revolving loan facility administrative agent, collateral agent, swing line lender and co-syndication agent (“Bank of America”), and the various other agents and lenders party thereto whereby Citicorp and the lenders party thereto provided a revolving loan facility of up to $150 million and a term loan facility of up to $325 million (the “Amended and Restated Credit Facility”). The proceeds of the term loan facility were used to consummate the Acquisition (as defined below) and the proceeds of the revolving loan facility will be used for various permitted purposes.

     The revolving loans and the term loan under the Amended and Restated Credit Facility accrue interest at the Company’s choice of the “Base Rate” or the “Eurodollar Rate” plus an applicable margin (as defined in the Amended and Restated Credit Agreement). The “Base Rate” and “Eurodollar Rate” fluctuate based upon market rates and certain leverage ratios, as defined in the Amended and Restated Credit Agreement. The Company must pay various fees set forth in the Amended and Restated Credit Agreement.

     The revolving loans made under the Amended and Restated Credit Facility mature on December 21, 2009 and the term loan made under the Amended and Restated Credit Facility matures on July 1, 2012.

     The obligations of the Company are guaranteed by the Guarantors and are secured by a security interest in substantially all of the real and personal property of the Company and the Guarantors. The Amended and Restated Credit Agreement contains customary covenants that, subject to certain exceptions, include: (1) a limitation on capital expenditures and investments, sales of assets, mergers, changes of ownership, new principal lines of business, indebtedness, liens, transactions with affiliates, dividends and redemptions; (2) various financial covenants; and (3) cross-default covenants triggered by a default of any other indebtedness of at least $5 million.

     The Company and the Guarantors are subject to customary defaults (subject in certain cases to customary grace and cure periods) under the Amended and Restated Credit Agreement, including, among other things, payment defaults, the failure to meet financial tests, material inaccuracies of representations and warranties, breach of covenants, cross-defaults to other indebtedness, bankruptcy and insolvency defaults, and the occurrence of certain change of control events. A default under the Amended and Restated Credit Agreement would permit the lenders to restrict the Company’s ability to borrow under the Amended and Restated Credit Agreement and to require the immediate repayment of any unpaid principal and interest thereon outstanding under the Amended and Restated Credit Agreement.

B.	Bridge Loan Facility

     On July 1, 2005, the Company and the Guarantors entered into a Senior Unsecured Term Loan Agreement (the “Bridge Loan Agreement”) with Citicorp, as administrative agent, Citigroup Global Markets Inc., as sole lead arranger, sole book manager, syndication agent and documentation agent, and the other various agents and lenders party thereto whereby Citicorp and the lenders party thereto provided a term loan facility of $150 million (the “Senior Bridge Credit Facility” and together with the Amended and Restated Credit Facility, the “Credit Facilities”). The proceeds of the Bridge Loan Agreement were used to consummate the Acquisition. On July 6, 2005, the Company repaid the indebtedness under the Bridge Loan Agreement with the proceeds of the Notes (as defined below). The Bridge Loan Agreement contains representations and warranties, covenants and events of default that are substantially similar to the Amended and Restated Credit Agreement.

C. High Yield Offering

     On July 6, 2005, the Company completed the private placement of $220 million in senior subordinated notes in accordance with Rule 144A and Regulation S under the Securities Act of 1933 (the “Notes”). The Notes are fully and unconditionally guaranteed on a senior subordinated basis by substantially all of the Company’s existing domestic restricted subsidiaries. Interest on the Notes accrues at the rate of 7.75% per annum and is payable semi-annually in arrears on July 15 and January 15, commencing on January 15, 2006. The Notes will mature on July 15, 2015. Proceeds from the issuance of the Notes were used to (1) repay the indebtedness under the Bridge Loan Agreement and (2) repurchase approximately $61 million of the Company’s 10 5/8% senior subordinated notes plus pay the related premium and all accrued interest related to such notes. Along with the issuance of the Notes, the Company and certain of its subsidiaries named as guarantors therein entered into an Indenture, dated as of July 6, 2005, with Wachovia Bank, National Association, as trustee (the “Indenture”), a copy of which is included as Exhibit 4.1 hereto and incorporated herein by reference.

     The Indenture contains customary covenants that include: (1) limitations on capital expenditures and investments, sales of assets, mergers, changes of ownership, new principal lines of business, indebtedness, transactions with affiliates, dividends and redemptions and (2) cross-default covenants triggered by a default of any other indebtedness of at least $5 million.

     The Company and the guarantor subsidiaries thereto are subject to customary defaults (subject in certain cases to customary grace and cure periods) under the Indenture, including, among other things, payment defaults, material inaccuracies of representations and warranties, breach of covenants, cross-defaults to other indebtedness, and bankruptcy and insolvency defaults. A default under the Indenture would permit the trustee and/or the holders of at least 25% in principal amount of the outstanding Notes to require immediate repayment of all principal together with all accrued and unpaid interest and premium, if any, on the Notes.

     In addition to the Credit Facilities and the high yield offering described above, Citigroup, Bank of America and certain of the other lenders and their affiliates have provided investment and commercial banking and financial advisory services to the Company from time to time in the ordinary course of business for which they have received customary fees. Any of the lenders or their respective affiliates may in the future engage in investment banking or other transactions of a financial nature with the Company or its affiliates, including the provision of advisory services and the making of loans, for which they would receive customary fees or other payments.

     See Item 2.01 for description of the Purchase Agreement (as defined below). Such description is incorporated into this Item 1.01 by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

     On July 1, 2005, pursuant to an Amended and Restated Stock Purchase Agreement dated as of June 30, 2005 (the “Purchase Agreement”) by and among the Company, Ardent Health Services LLC (“Seller”) and Ardent Health Services, Inc. (“AHS”), the Company acquired all of the outstanding capital stock of AHS for $500 million in cash and the issuance of 1,362,760 shares of the Company’s common stock (the “Acquisition”). AHS owns and operates through its subsidiaries 20 inpatient behavioral health care facilities that have approximately 2,000 beds. The Company financed the cash portion of the acquisition price through the Credit Facilities. On July 1, 2005, the Company issued a press release announcing the consummation of the Acquisition, the pricing of the Notes and the execution of the Credit Facilities. The press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

     The description of the Purchase Agreement and the Acquisition set forth herein does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Purchase Agreement, a copy of which is included as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information provided under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

None required

(b)	Pro forma financial information.

None required

(c)	Exhibits.

2.1	Amended and Restated Stock Purchase Agreement dated as of June 30, 2005 by and among Ardent Health Services LLC, Ardent Health Services, Inc., and Psychiatric Solutions, Inc.

4.1	Indenture, dated as of July 6, 2005, by and among Psychiatric Solutions, Inc., the subsidiaries named as guarantors thereto, and Wachovia Bank, National Association.

4.2	Form of Notes (included in Exhibit 4.1).

4.3	Purchase Agreement, dated as of June 30, 2005, among Psychiatric Solutions, Inc., the subsidiaries named as guarantors thereto, and Citigroup Global Markets Inc., as representative of the initial purchasers named therein.

4.4	Exchange and Registration Rights Agreement, dated as of July 6, 2005, among Psychiatric Solutions, Inc., the subsidiary guarantors from time to time party thereto, and Citigroup Global Markets Inc. on behalf of Banc of America Securities LLC, Merrill, Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Lehman Brothers Inc.

10.1	Second Amended and Restated Credit Agreement, dated as of July 1, 2005, by and among Psychiatric Solutions, Inc., the subsidiaries named as guarantors thereto, Citicorp North America, Inc., as term loan facility administrative agent, co-syndication agent and documentation agent , Bank of America, N.A., as revolving loan facility administrative agent, collateral agent, swing line lender and co-syndication agent, and the various other agents and lenders party thereto.

10.2	Senior Unsecured Term Loan Agreement, dated as of July 1, 2005, by and among Citicorp North America, Inc., as administrative agent, Citigroup Global Markets Inc., as sole lead arranger, sole book manager, syndication agent and documentation agent, and Psychiatric Solutions, Inc.

99.1	Press Release of Psychiatric Solutions, Inc., dated July 1, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHIATRIC SOLUTIONS, INC.

By:	/s/ Jack E. Polson

Jack E. Polson
Chief Accounting Officer

Date: July 8, 2005

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
2.1	Amended and Restated Stock Purchase Agreement dated as of June 30, 2005 by and among Ardent Health Services LLC, Ardent Health Services, Inc., and Psychiatric Solutions, Inc.

4.1	Indenture, dated as of July 6, 2005, by and among Psychiatric Solutions, Inc., the subsidiaries named as guarantors thereto, and Wachovia Bank, National Association.

4.2	Form of Notes (included in Exhibit 4.1).

4.3	Purchase Agreement, dated as of June 30, 2005, among Psychiatric Solutions, Inc., the subsidiaries named as guarantors thereto, and Citigroup Global Markets Inc., as representative of the initial purchasers named therein.

4.4	Exchange and Registration Rights Agreement, dated as of July 6, 2005, among Psychiatric Solutions, Inc., the subsidiary guarantors from time to time party thereto, and Citigroup Global Markets Inc. on behalf of Banc of America Securities LLC, Merrill, Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Lehman Brothers Inc.

10.1	Second Amended and Restated Credit Agreement, dated as of July 1, 2005, by and among Psychiatric Solutions, Inc., the subsidiaries named as guarantors thereto, Citicorp North America, Inc., as term loan facility administrative agent, co-syndication agent and documentation agent , Bank of America, N.A., as revolving loan facility administrative agent, collateral agent, swing line lender and co-syndication agent, and the various other agents and lenders party thereto.

10.2	Senior Unsecured Term Loan Agreement, dated as of July 1, 2005, by and among Citicorp North America, Inc., as administrative agent, Citigroup Global Markets Inc., as sole lead arranger, sole book manager, syndication agent and documentation agent, and Psychiatric Solutions, Inc.

99.1	Press Release of Psychiatric Solutions, Inc., dated July 1, 2005.